Exhibit 99.1

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Investor Contact:

Kurt Abkemeier

Vice President, Finance & Treasurer

(678) 370-2887

CBEYOND COMMUNICATIONS ANNOUNCES THIRD QUARTER 2005 RESULTS

REVENUES INCREASE 39% YEAR-OVER-YEAR DRIVEN BY STRONG CUSTOMER GROWTH

ATLANTA (November 15, 2005) - Cbeyond Communications, Inc., (Nasdaq: CBEY), a provider of Internet Protocol-based communications services, today announced financial and operating results for its third quarter and nine months ended September 30, 2005.

Recent financial and operating highlights include the following:

•	Strong third quarter revenue growth with net revenues of $41.4 million, up 39.3% over the third quarter of 2004

•	Positive net income of $0.9 million during the third quarter of 2005, compared to a loss of $1.8 million in the third quarter of 2004

•	Adjusted EBITDA (a non-GAAP measure) of $7.6 million, an increase of 70.1% from the third quarter of 2004. Adjusted EBITDA margin of 18.3%, up from 15.0% in the third quarter of 2004

•	Total customers of 18,897 at quarter end, up 41.0% compared with the prior year quarter end

•	Average monthly churn remained at or below 1.0% for the tenth consecutive quarter

•	Completion of $73.6 million initial public offering in November 2005

Financial Overview and Key Operating Metrics

Financial and operating metrics, which include non-GAAP financial measures, for the three months and nine months ended September 30, 2005, and 2004 include the following:

	For the Three Months Ended September 30,
	2005	2004	Change	% Change
Selected Financial Data (dollars in thousands)
Revenue	$41,403	$29,732	$11,671	39.3%
Operating expenses	$40,023	$30,747	$9,276	30.2%
Operating income (loss)	$1,380	$(1,015)	$2,395	N/M
Net income (loss)	$928	$(1,797)	$2,725	N/M
Capital expenditures	$6,808	$5,162	$1,646	31.9%

Key Operating Metrics and Non-GAAP Financial Measures
Customers	18,897	13,406	5,491	41.0%
Net additions	1,462	1,332	130	9.8%
Average monthly churn rate	1.0%	1.0%	0.0%	0.0%
Average monthly revenue per customer location	$760	$778	$(18)	(2.3%)
Adjusted EBITDA (in thousands)	$7,563	$4,447	$3,116	70.1%

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	For the Nine Months Ended September 30,
	2005	2004	Change	% Change
Selected Financial Data (dollars in thousands)
Revenue	$114,761	$81,184	$33,577	41.4%
Operating expenses	$114,787	$86,679	$28,108	32.4%
Operating loss	$(26)	$(5,495)	$5,469	N/M
Net loss	$(1,580)	$(8,139)	$6,559	N/M
Capital expenditures	$17,172	$17,698	$(526)	(3.0%)

Key Operating Metrics and Non-GAAP Financial Measures
Customers	18,897	13,406	5,491	41.0%
Net additions	4,184	3,719	465	12.5%
Average monthly churn rate	1.0%	1.0%	0.0%	0.0%
Average monthly revenue per customer location	$759	$781	$(22)	(2.8%)
Adjusted EBITDA (in thousands)	$17,961	$11,675	$6,286	53.8%

Management Comments

“Cbeyond delivered a solid performance for the third quarter of 2005,” said James F. Geiger, chairman, president and chief executive officer of Cbeyond Communications. “We believe these results reflect the strong demand for our managed services offering in the small business marketplace. We delivered 41% year-over-year customer growth and revenues increased by 39% for the same period. By leveraging the capabilities of our 100% IP-based network and our centralized operations, this strong customer growth enabled Cbeyond to increase adjusted EBITDA by 70% year-over-year to 18.3% of revenue on a consolidated basis.”

“Cbeyond reached an important milestone with the recent completion of our initial public offering. As a result, we have the financial flexibility to pursue our growth strategy. With the attractive value proposition of our managed services offering, and our ability to replicate successfully our proven business model, we believe we are well positioned to expand our model in select target markets. We will continue to focus all of our efforts on aggressively expanding our customer base while also delivering improvement in annual adjusted EBITDA,” added Geiger.

Conference Call

Cbeyond Communications will hold a conference call to discuss this press release Wednesday, November 16, 2005, at 11:00 a.m. ET. A live broadcast of the conference call will be available on-line at www.cbeyond.net. To listen to the live call, please go to the Web site at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call through the close of business on December 16, 2005.

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About Cbeyond

Cbeyond (Nasdaq: CBEY) is an Atlanta-based managed services provider that delivers integrated packages of voice and broadband services to small businesses in Atlanta, Dallas, Denver, Houston and Chicago. Cbeyond offers core communications services like local and long-distance voice and broadband Internet access along with enhanced applications, including voicemail, email, Web hosting, data backup, file-sharing, VPN and more. Cbeyond manages these services over a private, 100-percent Voice over Internet Protocol (VoIP) facilities-based network. For more information on Cbeyond, visit www.cbeyond.net.

Forward Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions. Such statements are based upon the current beliefs and expectations of Cbeyond Communication’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that might cause future results to differ include, but are not limited to, the following: the timing of the initiation, progress or cancellation of significant contracts or arrangements; the mix and timing of services sold in a particular period; the need to balance the recruitment and retention of experienced management and personnel with the maintenance of high labor utilization; rapid technological change and the timing and amount of start-up costs incurred in connection with the introduction of new services or the entrance into new markets; the inability to attract sufficient customers in new markets; changes in estimates of taxable income or utilization of deferred tax assets in foreign jurisdictions which could significantly affect the Company’s effective tax rate; and general economic and business conditions

Key Operating Metrics and Non-GAAP Financial Measures

In this press release, the Company uses several key operating metrics and non-GAAP financial measures. In Schedule I, the Company defines each of these metrics and provides a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measure. These financial measures and operating metrics are a supplement to GAAP financial information and should not be considered as an alternative to, or more meaningful than, net income (loss), cash flow or operating income (loss) as determined in accordance with GAAP.

SCHEDULE I

Adjusted EBITDA is not a substitute for operating income, net income, or cash flow from operating activities as determined in accordance with generally accepted accounting principles, or GAAP, as a measure of performance or liquidity. The Company defines adjusted EBITDA as net income (loss) before interest, taxes, depreciation and amortization expenses, excluding non-cash stock option compensation, write-off of public offering costs and gain recognized on troubled debt restructuring, loss on disposal of property and equipment and other non-operating income or expense. Information relating to total adjusted EBITDA is provided so that investors have the same data that management employs in assessing the overall operation of the Company’s business. Total adjusted EBITDA allows the chief operating decision maker to assess the performance of the Company’s business on a consolidated basis that corresponds to the measure used to assess the ability of its operating segments to produce operating cash flow to fund working capital needs, to service debt obligations and to fund capital expenditures. In particular, total adjusted EBITDA permits a comparative assessment of the Company’s operating performance, relative to a performance based on GAAP results, while isolating the effects of depreciation and amortization, which may vary among segments without any correlation to their underlying operating performance, and of non-cash stock option compensation, which is a non-cash expense that varies widely among similar companies. The following information includes a reconciliation of total adjusted EBITDA to net loss:

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CBEYOND COMMUNICATIONS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Revenues:
Customer revenue	$40,307	$28,765	$111,611	$77,699
Terminating access revenue	1,096	967	3,150	3,485

Total revenue	41,403	29,732	114,761	81,184

Operating expenses:
Cost of revenues	11,995	8,485	33,819	22,568
Selling, general and administrative	21,931	16,902	63,219	47,220
Depreciation and amortization	6,097	5,360	17,749	16,891

Total operating expenses	40,023	30,747	114,787	86,679

Operating profit (loss)	1,380	(1,015)	(26)	(5,495)

Other income (expense):
Interest income	374	160	882	488
Interest expense	(730)	(562)	(2,045)	(2,178)
Loss on disposal of property and equipment	(109)	(328)	(382)	(753)
Other income (expense), net	13	(52)	(9)	(201)

Total other income (expense)	(452)	(782)	(1,554)	(2,644)

Net income (loss)	$928	$(1,797)	$(1,580)	$(8,139)
Dividends accreted on preferred stock	(2,588)	(1,803)	(7,458)	(5,214)

Net loss available to common stockholders	$(1,660)	$(3,600)	$(9,038)	$(13,353)

Loss per common share
Basic	$(10.06)	$(27.48)	$(57.94)	$(104.32)
Diluted	$(10.06)	$(27.48)	$(57.94)	$(104.32)

Weighted average number of common shares outstanding
Basic	165	131	156	128
Diluted	165	131	156	128

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CBEYOND COMMUNICATIONS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30, 2005	December 31, 2004

ASSETS
Current Assets
Cash and cash equivalents	$25,691	$22,860
Marketable securities	10,717	14,334
Accounts receivable, net of allowance for doubtful accounts of $1,746 and $1,033 as of September 30, 2005 and December 31, 2004, respectively	9,363	5,356
Prepaid expenses	1,607	1,420
Other assets	919	1,047

Total current assets	48,297	45,017

Property and equipment, gross	130,392	113,848
Less: accumulated depreciation	(79,358)	(61,901)

Property and equipment, net	51,034	51,947
Long-term investments	303	567
Restricted cash equivalents	787	762
Deferred customer installation costs	518	525
Deferred public offering cost	2,390	—
Other assets	357	385

Total assets	$103,686	$99,203

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable	$4,282	$5,327
Accrued compensation and benefits	4,004	3,945
Accrued taxes	5,462	4,839
Accrued telecommunications costs	8,483	3,788
Accrued professional fees	2,193	862
Deferred rent	2,011	994
Deferred customer revenue	2,750	638
Deferred installation revenue	703	693
Other accrued expenses	1,762	1,153
Current portion of capital lease obligations	375	336
Current portion of long-term debt	15,180	13,666

Total current liabilities	47,205	36,241

Deferred installation revenue	501	525
Long-term portion of capital lease obligation	98	382
Long-term debt
Credit facility – principal balance	62,369	64,387
Carrying value in excess of principal	4,537	5,944
Total debt	66,906	70,331
Less: current portion	(15,180)	(13,666)
Long-term debt	51,726	56,665
Convertible Series B preferred stock	68,022	62,068
Convertible Series C preferred stock	18,502	16,895
Stockholders’ deficit
Common stock	2	1
Deferred stock compensation	(804)	(1,210)
Additional paid-in capital	78,434	78,598
Accumulated deficit	(160,000)	(150,962)

Total stockholders’ deficit	(82,368)	(73,573)

Total liabilities and stockholders’ deficit	$103,686	$99,203

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CBEYOND COMMUNICATIONS, INC. AND SUBSIDIARIES

Selected Operating Statistics

(Dollars in thousands, except where noted)

(Unaudited)

	Three Months Ended
	Sept. 30 2004	Dec. 31 2004	Mar. 31 2005	Jun. 30 2005	Sept. 30 2005
Revenues
Atlanta	$10,908	$11,573	$12,356	$13,046	$13,874
Dallas	8,686	9,015	9,714	10,321	10,840
Denver	9,182	9,914	10,834	11,660	12,445
Houston	956	1,625	2,266	2,862	3,592
Chicago	—	—	6	293	652

Total revenues	$29,732	$32,127	$35,176	$38,182	$41,403

Operating profit (loss)
Atlanta	$4,798	$5,220	$5,489	$6,016	$6,772
Dallas	1,861	2,062	2,512	3,113	3,646
Denver	3,420	4,254	4,363	4,779	5,234
Houston	(1,218)	(1,144)	(578)	(301)	197
Chicago	(23)	(536)	(1,500)	(1,976)	(1,999)
Corporate	(9,853)	(11,686)	(11,403)	(11,920)	(12,470)

Total operating profit (loss)	$(1,015)	$(1,830)	$(1,117)	$(289)	$1,380

Adjusted EBITDA
Atlanta	$6,356	$6,844	$7,001	$7,540	$8,249
Dallas	3,159	3,431	3,813	4,455	4,957
Denver	4,556	5,487	5,624	6,085	6,543
Houston	(1,007)	(871)	(264)	74	631
Chicago	(22)	(535)	(1,496)	(1,822)	(1,795)
Corporate	(8,595)	(9,232)	(10,036)	(10,576)	(11,022)

Total adjusted EBITDA	$4,447	$5,124	$4,642	$5,756	$7,563

Adjusted EBITDA margin (market-level)
Atlanta	58.3%	59.1%	56.7%	57.8%	59.5%
Dallas	36.4%	38.1%	39.3%	43.2%	45.7%
Denver	49.6%	55.3%	51.9%	52.2%	52.6%
Houston	(105.3%)	(53.6%)	(11.7%)	2.6%	17.6%
Chicago	N/M	N/M	N/M	N/M	N/M

Adjusted EBITDA margin (as % of total revenue)
Corporate	(28.9%)	(28.7%)	(28.5%)	(27.7%)	(26.6%)
Total	15.0%	15.9%	13.2%	15.1%	18.3%

Other Operating Data
Customers (at period end)	13,406	14,713	15,978	17,435	18,897
Net additions	1,332	1,307	1,265	1,457	1,462
Average monthly churn rate	1.0%	1.0%	1.0%	1.0%	1.0%
Average monthly revenue per customer location	$778	$762	$764	$762	$760
Capital expenditures	$5,162	$6,047	$3,738	$6,626	$6,808
Employees	568	586	633	665	692

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CBEYOND COMMUNICATIONS, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measure to GAAP Financial Measure

(Dollars in thousands, except where noted)

(Unaudited)

	Three Months Ended
	Sept. 30 2004	Dec. 31 2004	Mar. 31 2005	Jun. 30 2005	Sept. 30 2005
Reconciliation of Adjusted EBITDA to Net income (loss):
Total Adjusted EBITDA for reportable segments	$4,447	$5,124	$4,642	$5,756	$7,563
Depreciation and amortization	(5,360)	(5,756)	(5,674)	(5,978)	(6,097)
Non-cash stock option compensation	(102)	(95)	(85)	(67)	(86)
Write-off of public offering cost	—	(1,103)	—	—	—
Interest income	160	149	248	260	374
Interest expense	(562)	(611)	(631)	(684)	(730)
Loss on disposal of property and equipment	(328)	(993)	(79)	(194)	(109)
Other income (expense), net	(52)	(34)	3	(25)	13

Net income (loss)	$(1,797)	$(3,319)	$(1,576)	$(932)	$928

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Reconciliation of Adjusted EBITDA to Net income (loss):
Total Adjusted EBITDA for reportable segments	$7,563	$4,447	$17,961	$11,675
Depreciation and amortization	(6,097)	(5,360)	(17,749)	(16,891)
Non-cash stock option compensation	(86)	(102)	(238)	(279)
Write-off of public offering cost	—	—	—	—
Interest income	374	160	882	488
Interest expense	(730)	(562)	(2,045)	(2,178)
Loss on disposal of property and equipment	(109)	(328)	(382)	(753)
Other income (expense), net	13	(52)	(9)	(201)

Net income (loss)	$928	$(1,797)	$(1,580)	$(8,139)

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